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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                          Date of Report: July 1, 1999

                                    VIAD CORP
             (Exact name of registrant as specified in its charter)



            DELAWARE                      001-11015              36-1169950
(State or other jurisdiction of          (Commission          (I.R.S. Employer
incorporation or organization)           File Number)        Identification No.)



1850 N. CENTRAL AVE., PHOENIX, ARIZONA                            85077
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (602) 207-4000

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ITEM 5.  Other Events.

       On July 1, 1999, Viad Corp ("Viad") completed the previously announced sale of its airline catering business, conducted by Dobbs International Services, Inc. in the United States and by Dobbs International (U.K.) Limited in the United Kingdom (referred to collectively as "Dobbs"). Dobbs was sold in a stock transaction to SAirGroup for aggregate cash consideration of approximately $780 million. Effective April 1, 1998, Viad had previously sold its Aircraft Services International Group ("ASIG"), which conducted aircraft fueling and ground-handling operations. The sale of Dobbs completed the disposition of Viad's airline catering and services segment.

       The accompanying financial statements and other financial information (filed as Exhibit 99 and specifically incorporated by reference into this report) have been prepared to reflect the historical financial position and results of continuing operations as adjusted for the reclassification of the airline catering and services businesses as discontinued operations. The financial statements and other information contained in Viad's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, are modified or superseded to the extent that the information contained in Exhibit 99 modifies or supersedes such statements and other information.

ITEM 7.  Financial Statements and Exhibits.

         (c) Exhibits.

             (23) Independent Auditors' Consent to the incorporation by reference into specific registration statements on Form S-3 or on Form S-8 of their reports contained in or incorporated by reference into this report.

             (99)     Additional Exhibit


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VIAD CORP

                                             By: /s/ Catherine L. Stevenson
                                             ----------------------------------
                                             Catherine L. Stevenson
                                             Controller

DATE: August 25, 1999